Exhibit 99.1
Castellum, Inc. Announces Leadership Changes

Vienna, VA.- May 29, 2024 - Castellum, Inc. (the "Company" or “Castellum”) (NYSE-American: CTM), a cybersecurity, electronic warfare, and software services company focused on the federal government, announces two leadership changes. Mark Fuller, co-founder of Castellum and Chief Executive Officer (“CEO”), will be stepping down as CEO effective July 1, 2024, to pursue other interests. Glen Ives, currently Chief Operating Officer of Castellum, will become the new CEO, effective July 1, 2024.

“The Board of Castellum would like to thank Mark for his founding vision and five years of service as CEO of the Company,” said Bernie Champoux, Chairman of Castellum’s Board of Directors. “Mark helped build a $45 million company with strong cybersecurity, electronic warfare, and software services capabilities. We now look forward to Glen leading us as we seek to increase our organic revenue growth, improve our profitability, and continue to look at accretive, capabilities-enhancing acquisitions selectively.”

“I have enjoyed my five years of leading Castellum from just a concept on a whiteboard to a strong mid-market government services company,” said Mark Fuller. “I am confident that Glen will continue to build the Company in the years ahead, given his excellent leadership skills, relationships, and overall acumen.”

“I look forward to the challenge of helping Castellum continue to grow its footprint in the government services market,” said Glen Ives. “Mark has done a very good job putting the foundation of a large company into place. I look forward to building on that foundation as Castellum continues to serve our nation and our shareholders in the years ahead.”

About Castellum, Inc. (NYSE-American: CTM):

Castellum, Inc. is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - http://castellumus.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate,” "project,” "believe,” "anticipate,” "shooting to,” "intend,” "in a position,” "looking to,” "pursue,” "positioned,” "will,” "likely,” "would," or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth, building value, serving our shareholders, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements,

Exhibit 99.1
including, among others: the Company's ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget; and the Company's ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:
Mark Fuller, President & CEO
info@castellumus.com
(301) 961-4895

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/9c429ca7-f564-40b9-b710-172b16aec1d0